Exhibit 99.3

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (this “Agreement”), made this 22nd day of October, 2013, (“Effective Date”) by and between (i) AMAG Pharmaceuticals, Inc. a Delaware corporation (herein called “Seller”), and (ii) 61 Mooney Street LLC, a Massachusetts limited liability company (herein called “Buyer”).

R E C I T A L:

Seller is the owner of the land and the building thereon, located at 61 Mooney Street, Cambridge, Massachusetts.  Seller desires to sell, and Buyer desires to purchase, said land and the building thereon, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, IT IS AGREED as follows:

1.                                      The Property.  The property which is the subject matter of this Agreement (the “Property”) consists of the following:

(a)                                 All that certain approximately 43,399 square foot parcel of land described on Exhibit A (the “Real Estate”), with all improvements (the “Improvements”) thereon, including, without limitation, the approximately 19,000 square foot building known as 61 Mooney Street, Cambridge, Massachusetts (together, the “Building”);

(b)                                 All of Seller’s right, title and interest in any and all easements, interest and other rights which are appurtenant to the Real Estate, including, but not limited to, any and all minerals, oil, gas, and other hydrocarbon substances on and under the Real Estate, as well as any and all development rights, air rights, water, water rights and water stock relating to the Real Estate, all right, title and interest, if any, of Seller in and to any land lying in any street, road or avenue in front of or adjoining the Real Estate, and to all strips and gores adjoining the Real Estate, and in any water, sewer and utility pipes of and facilities in or appurtenant to the Real Estate, and any other easements, parking rights, rights-of-way, curb cuts or appurtenances used in connection with the beneficial use and enjoyment of the Property (collectively, the “Appurtenances”);

(c)                                  All personal property (the “Personal Property”) owned by Seller located on the Real Estate and building or any of the improvements located thereon, if any; and

(d)                                 All of the interest of Seller in any intangible personal property now or hereafter owned by Seller and used solely in the ownership, use, and operation of the Property, Improvements, Appurtenances, and Personal Property, including, without limitation, any permits and approvals (all of which are collectively referred to as the “Intangible Property”).

2.                                      Sale and Purchase Price.

(a)                                 Seller hereby agrees to sell and convey to Buyer, who hereby agrees to buy, the Property for the purchase price of ONE MILLION NINE HUNDRED NINETY THOUSAND DOLLARS ($1,990,000) (as adjusted herein, the “Purchase Price”), which shall be paid by Buyer to Seller according to the following schedule:

(i)                                     Deposit.  Buyer has previously delivered FIVE THOUSAND DOLLARS ($5,000) to Seller (which Seller will deliver to its counsel, Goodwin Procter LLP (the “Escrow Agent”) as escrow agent promptly after the execution hereof) and Buyer has or will simultaneously herewith deposit ONE HUNDRED AND TWENTY THOUSAND DOLLARS ($120,000) as a deposit (collectively, together with any interest earned thereon, the “Deposit”).  The Deposit shall be held in Escrow by Escrow Agent pursuant to the terms and conditions of this Agreement and the Deposit Escrow Agreement attached hereto as Exhibit B.

(ii)                                  Balance of Purchase Price.  The amount of the Purchase Price less the Deposit (which shall be paid to seller at Closing), subject to the adjustments and credits provided for in this Agreement (the “Balance of the Purchase Price”), shall be paid by Buyer at Closing (as defined in Section 4(a) of this Agreement) by wire transfer of immediately available US funds or by bank check as directed by Seller pursuant to the terms and conditions of this Agreement and the Deposit Escrow Agreement.

3.                                      Property Condition.

Buyer has had an opportunity to inspect the Property and is satisfied with the condition thereof.  Buyer owns property that are adjacent and neighboring to the Property and Buyer is familiar with the physical and environmental condition of the Property.

4.                                      Closing.

(a)                                 The consummation of the transaction contemplated by this Agreement (the “Closing”) shall occur on October 30, 2013 (as such date may be extended by the terms of this Agreement, the “Closing Date”).  Closing shall be conducted Bank Counsel (as defined below).  The parties shall endeavor to ensure all documents and funds shall be delivered no later than 5:00 pm Eastern Time on the last business day prior to the Closing Date and funds shall be disbursed from subsequent to the recording of the Quitclaim Deed (as hereinafter defined) on the Closing

Date, unless Seller shall deliver a GAP affidavit (the “GAP Affidavit”), in which case they shall be simultaneously disbursed.  Time is of the essence with respect to the Closing Date.

5.                                      Title.

(a)                                 Title to the Property shall be free and clear of all liens, encumbrances, easements, restrictions, encroachments and objections except (i) Provisions of existing building and zoning laws, rules, orders and regulations; (ii) Existing rights and obligations in party walls which are not the subject of written agreement; (iii) Such taxes for the then current year as are not due and payable on the date of the delivery of such deed; (iv) Any liens for municipal betterments assessed after the date of this agreement; and (v) Easements, restrictions and reservations of record, if any, and survey matters, so long as the same do not prohibit or materially interfere with the current use of said premises.

(b)                                 Excepting only as set forth in Section 5(a) above, title to the Property shall be in fee simple with good and clear record, and marketable and insurable as such at regular rates.

(c)                                  Seller shall, at Seller’s cost and expense, discharge and remove any and all voluntary monetary liens (“Monetary Liens”) encumbering the Property, prior to or at Closing, whether or not Title Objections have been made for such Monetary Liens.

(d)                                 If Seller shall be unable to give title or to make conveyance, or to deliver possession of the Property, all as herein stipulated, or if at the Time of Closing the Property does not conform with the provisions hereof, then, provided Buyer’s mortgage loan commitment may be extended on the same terms and conditions, Seller shall use reasonable efforts to so remove such defects, deliver possession or make the property conform and the Time of Closing shall be extended for such period (not to exceed 30 days) as shall be required to remove such defects in title, deliver possession or make the Property conform to the provisions hereof, as the case may be.  In no event shall Seller be obligated to expend in excess of $10,000 (including attorney fees and costs) in pursuit of such reasonable efforts.

(e)                                  If at the expiration of the extended time Seller shall have failed so to remove any defects in title, deliver possession, or make the

Property conform, as the case may be, pursuant to this Paragraph 5, all deposits paid hereunder by Buyer shall forthwith be refunded to Buyer, with the interest earned thereon, and all obligations of the parties hereto shall cease, and this Agreement shall be void and without recourse to the parties hereto; provided that Buyer shall have the election at either the original or extended Time of Closing, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without reduction, in which case Seller shall convey such title to the Property.

(g)                                 The Property as described herein shall be conveyed by Seller to Buyer by Massachusetts quitclaim deed (the “Quitclaim Deed”).

6.                                      Time of the Essence.  All times provided for herein are and shall be of the essence of this Agreement, and each extension of any such time or times shall continue to be of the essence of this Agreement.

7.                                      Seller’s Representations and Warranties.  Seller makes the representations and warranties to Buyer which are set forth below, as of the date of this Agreement and as of the Closing Date, provided that Buyer acknowledges and agrees that each of such representations and warranties is expressly qualified by any information provided in the diligence materials or discovered or otherwise known or which should be known by Seller.  Buyer acknowledges (i) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property, and (ii) that, other than as specifically set forth below in this Section 7, Seller is not making and has not at any time made any representation or warranty of any kind or nature, either oral or written, directly or indirectly, expressed, implied, statutory or otherwise, with respect to the Property, including, without limitation, representations or warranties as to habitability, merchantability, fitness for a particular purpose, title (other than Seller’s limited warranty of title set forth in the Quitclaim Deeds), zoning, tax consequences, latent or patent physical or environmental condition, health or safety matters, utilities, operating history or projections, valuation, projections, the applicability of any laws, rules or regulations or compliance therewith.  Based upon Buyer’s familiarity with the Property, Buyer’s due diligence relating the Property and Buyer’s experience and knowledge as to the market in which the Property is situated and as to investment in and operation of real estate in the nature of the Property and commercial real estate in general, Buyer shall purchase the Property on the Closing Date in its “AS IS, WHERE IS AND WITH ALL FAULTS” condition, without any representation or warranty whatsoever, as aforesaid, except as set forth in this Section 7.  Seller and Buyer acknowledge that the Purchase Price to be paid to Seller for the Property has taken into account that the Property is being sold subject to the foregoing provisions of this Section 7.  Seller hereby represents and warrants to Buyer as follows:

(a)                                 Seller has received no written notice from any governmental authority that the Property is not in compliance with or violates any zoning, building, fire, plumbing or health code, laws, ordinances, statutes or regulations, or any laws, ordinances, statutes and regulations relating to pollution or environmental standards, in effect as of the date hereof and have not previously been corrected (collectively, the “Laws”).

(b)                                 There is no proceeding pending or to Seller’s Knowledge threatened by or against Seller under the United States Bankruptcy Code or any similar state laws.

(c)                                  As of the Closing, there will be no leases, license agreements or other occupancy agreements under which any person or entity occupies, leases or subleases or has the right to occupy, lease or sublease any portion of the Property.

(d)                                 Seller has not received written notice from a governmental agency or official regarding a taking or condemnation of the Property or any part thereof as of the date of this Agreement.

(e)                                  Seller is a corporation organized under the laws of the State of Delaware, and is or will have been authorized and has acquired (or will have acquired) any and all consents from other parties required to permit all of the transactions contemplated by this Agreement (including, but not limited to, the sale of the Property to Buyer) or by any applicable law or regulation.  Seller has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller and to perform all of Seller’s obligations hereunder and thereunder.  This Agreement and all documents contemplated hereunder to be executed by Seller have been or will have been duly authorized by all requisite corporate action on the part of Seller, have been and will at Closing be duly executed by Seller, and are the valid and legally binding obligations of Seller enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller, nor the performance of the obligations of the Seller hereunder or thereunder, will result in the violation of any law or any provision of Seller’s articles of organization or by-laws or will conflict with any order or decree of any court or governmental instrumentality or any other agreement of any nature by which Seller is bound.  The sale of the Property does not require the consent or approval of any public or private authority or any third party which has not already been obtained by Seller.

(f)                                    To Seller’s Knowledge there is no pending litigation brought by or against Seller affecting the Property (including, without limitation, the Real Estate).  Seller has no knowledge of any other such threatened litigation which might result in an encumbrance against the Property, or prevents the transactions provided for herein, or which might result in a consummation of judgment against Buyer.  If Seller is served with process or receives notice that litigation may be commenced against it with respect to the Property, Seller shall promptly notify Buyer.

(g)                                  Seller has not received written notice (which has not been cured) that it has failed to comply with any requirements of (1) any insurance company which issued any insurance policy insuring the Premises; (2) any board of fire underwriters or other body exercising similar functions; or (3) any mortgagee having a security interest in the Premises, which failure could result in the cancellation of any insurance policy insuring the Premises.

(h)                                 The term “Seller’s Knowledge” as used in this Agreement shall refer to the actual knowledge of Christopher White, the Chief Business Officer of the Seller, without any obligation to investigate or inquire of others other than the President, Chief Operating Officer and Chief Accounting Officer.

(i)                                    Survival.  The representations, warranties, and indemnifications of this Section shall merge with the deed and shall not survive Closing other than the representations and warranties contained in Section 7(b), (c), and (e) which shall survive Closing for a period of six (6) months.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTIES “AS IS, WHERE IS, WITH ALL FAULTS”.  BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTIES ARE BEING SOLD “AS-IS.”  EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE LEASES OR THE PROPERTIES

OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY INFORMATION, REPORT OR OTHER INFORMATION PROVIDED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING.

BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED INVESTIGATIONS, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTIES OR OTHERWISE, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS (COLLECTIVELY, “SELLER’S AFFILIATES”)) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER OR SELLER’S AFFILIATES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY KNOWN OR UNKNOWN, LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS OR ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES AND THE LEASES, OTHER THAN PURSUANT TO SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

8.                                      Buyer’s Representations and Warranties.

(a)                                 Buyer is duly organized corporation, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, is duly qualified to do business in the Commonwealth of Massachusetts, and is or will have been authorized and has acquired (or will have acquired) any and all consents from other parties required to permit all of the transactions contemplated by this Agreement (including, but not limited to, the purchase of the Property from Seller) and required under any partnership agreement, shareholder agreement, limited liability company agreement, covenant or other agreement concerning Buyer or to which Buyer (or any of its partners, members or shareholders) is a party or by any law or regulations.  Buyer has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer and to perform all of Buyer’s obligations hereunder and thereunder.  This Agreement and all documents contemplated hereunder to be executed by Buyer have been duly authorized by all requisite corporate action on the part of Buyer, have been and will at Closing be duly executed by Buyer, and are the valid and legally binding obligations of

Buyer enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of the Buyer hereunder or thereunder, will result in the violation of any law or any provision of Buyer’s articles of organization or by-laws or will conflict with any order or decree of any court or governmental instrumentality or any other agreement of any nature by which Buyer is bound.

(b)                                 Buyer or its affiliates has, or shall obtain prior to Closing, the funds necessary to perform the obligations of Buyer under this Agreement and all documents contemplated hereunder, and to consummate the Closing.

9.                                      Covenants of Seller. Seller covenants and agrees that until Closing, Seller shall:

(a)                                 Keep the Property insured against the same risks and in at least the same amounts as of the date of this Agreement.  Insurance proceeds necessary to restore the Property to its prior condition after a casualty shall, subject to the provisions of any mortgage affecting the Property, be paid to Seller and used by Seller for that purpose.

(b)                                 Promptly notify Buyer in writing of any material changes, additions or events known to Seller which may cause any material change to the Seller’s Representations and Warranties contained in this Agreement.  Additionally, Seller shall notify Buyer in writing of any violations, litigation, condemnation or casualty affecting the Property or any material, physical change to the Property.

(c)                                  Not convey or encumber the Property or any interest thereof.

(d)                                 Not make, unless required by the Laws (and then only with prior written notice to Buyer) any commitments or representations to any governmental authorities, any adjoining or surrounding property owners, civic association, any utility or other person or entity that would be binding upon Buyer or the Property.

(e)                                  Make the repairs to the Real Property listed on Exhibit E attached hereto.

(e)                                  Terminate as of the Closing Date, any property management, leasing brokerage and service contract or agreement relating to the Property.

10.                               Closing Obligations of Seller.  At Closing, Seller shall deliver to Buyer (or Bank Counsel on behalf of Buyer, with a copy to Buyer) the following:

(a)                                 The Quitclaim Deed duly executed and acknowledged by Seller, such Quitclaim Deed to be in the form attached hereto as Exhibit C;

(b)                                 A bill of sale and general assignment duly executed by Seller conveying to Buyer the Personal Property and Intangible Property, in the form attached hereto as Exhibit D;

(c)                                  A FIRPTA Certificate executed by Seller and any other documents required under the Foreign Investment in Real Property Act of 1980, as amended;

(d)                                 Such affidavits sufficient to delete any exceptions for parties in possession and mechanic’s and materialmen’s liens from Buyer’s Title Policy and such other affidavits, certificates or instruments that may reasonably be required in connection with gap insurance, if applicable, in a form satisfactory to Buyer in accordance with Section 5 of this Agreement;

(e)                                  Evidence of Seller’s legal existence, good standing and authority to convey the Property pursuant to this Agreement;

(f)                                    A counterpart original duly executed by Seller of the closing statement (the “Closing Statement”) setting forth the Purchase Price, the closing adjustments provided for by this Agreement and the application of the Purchase Price as adjusted, which may be transmitted electronically or by facsimile at Closing;

(g)                                 All keys to the Property;

(h)                                 the GAP Affidavit executed by Seller, if applicable; and

(i)                                    Such other documents as may be customary and required to be delivered by Seller under the terms of this Agreement, or which Buyer may reasonably request to consummate the sale and purchase of the Property pursuant to this Agreement, or to comply with applicable law.

11.                               Closing Obligations of Buyer.  At Closing, Buyer shall deliver to Seller the following:

(a)                                 The Balance of the Purchase Price;

(b)                                 A counterpart original duly executed by Buyer of the Closing Statement;

(c)                                  Evidence of Buyer’s legal existence, good standing and authority reasonably acceptable to Seller; and

(d)                                 Such other documents as may be required to be delivered by Buyer under the terms of this Agreement or as may be customary for a transaction such as the instant transaction in Massachusetts.

12.                               Delivery of the Property.  At Closing, Seller shall deliver to Buyer possession of the Property free of all tenants and occupants, in its then current condition, by delivery of the Quitclaim Deed to the Property and keys to all portions of the Property and by delivery of all items included in this sale.  The Property to be then: (a) in the same condition it is on the date hereof, reasonable wear and tear excepted; and (b) in compliance with the provisions of this Agreement.  The Buyer or its representatives shall be entitled to personally inspect the Property prior to the Closing in order to determine whether the condition thereof complies with the terms of this Section or any portion of this Agreement.

13.                               Closing Adjustments and Prorations.  At the Closing, all items of expense with respect to the Property listed below shall be prorated in accordance with the foregoing principles and the rules set forth hereafter:

(a)                                 Seller shall be responsible for all real estate taxes, assessments, water charges, sewer charges and similar annual charges against the Property for all tax years preceding the year in which Closing is held, and shall pay and discharge the same at or before Closing.  All real estate taxes, assessments, water charges, sewer charges and similar annual charges for the current tax year in which Closing is held shall be apportioned between the parties on a per diem basis, regardless of whether or not such taxes and charges are then due and payable or are a lien.  If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at Closing shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation.  Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed.

(b)                                 Seller shall pay the charges for utility services, including, without limitation, charges for steam, gas and electricity, based on the most current readings.  If readings are not so obtained, apportionment can be based on the last available bills.  Buyer shall pay all such charges for utility services thereafter.  Any required adjustments after Closing will promptly be made between Buyer and Seller in immediately available funds.  All other utility bills shall be apportioned as of the Closing Date.

(c)                                  Buyer shall request counsel to the Bank (“Bank Counsel”) prepare a draft closing statement at least one (1) business day prior to the Closing Date.

(d)                                 All other closing costs and adjustments shall be determined in accordance with standard conveyancing practice for the county in which the Property is located.

(e)                                  Any adjustments and prorations made based on an estimate shall be adjusted as soon after Closing as final information becomes available.  If, following the Closing Date, the amount of an item referred to in any subsection of this Section 13 shall prove to be incorrect, the party in whose favor the error was made shall be obligated to pay to the other party the sum necessary to correct such error within thirty (30) days after receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing. The provisions of this Section 13 shall survive the Closing and not be merged therein for a period of one (1) year after Closing.

(f)                                    At the Closing, Seller shall pay and be responsible for the amount due for any deed stamps, conveyance tax, documentary tax or any other tax or charge substituted therefor imposed in connection with the consummation of the transaction contemplated by this Agreement, as per local practice; and Seller’s counsel’s fees and expenses.  At the Closing, Buyer shall pay and be responsible for recording charges (other than those for which Seller is responsible per Section 5 of this Agreement); charges necessary to obtain the Survey; charges necessary to obtain the Buyer’s Title Policy and all endorsements thereto; Buyer’s loan related fees and charges and Buyer’s counsel’s fees and expenses, and all costs and expenses relating to Buyer’s due diligence with respect to the transaction contemplated thereby.

(g)                                 All apportionments and prorations made hereunder shall be made based on the number of days of ownership of the Property in the period applicable to the apportionment.  Prorations of annual payments shall be made based on the number of days of ownership in the applicable annual period.

14.                               Insurance and Risk of Loss.

(a)                                 Seller shall maintain fire and extended coverage insurance on the Property until Closing, in an amount not less than existing policies.

(b)                                 Loss or damage to the Property (a “Casualty”) as a result of the exercise of the power of eminent domain or as a result of fire or casualty between the date of this Agreement and the time of Closing shall be at the risk of Seller.  Seller shall use any award, compensation or insurance proceeds received by Seller to restore the Property to its condition prior to such Casualty.  Any Casualty in excess of Fifty Thousand Dollars ($50,000.00), shall, in all events, entitle Buyer either (i) to terminate this Agreement, whereupon the Deposit shall be returned to Buyer and neither party shall have any further rights, duties or obligations under this Agreement, or (ii) to require the completion of Closing, in which event Buyer, at Closing, shall be entitled to the eminent domain award or compensation, or a credit for the proceeds of any insurance received by Seller on account of any such loss or damage, as the case may be, which have not been used by Seller to restore the Property, and to an assignment of all claims to such compensation or award and proceeds of insurance policies, up to the Purchase Price (with any excess award or proceeds in all events belonging to Seller).  Seller shall execute and deliver to Buyer any and all documents required before or after Closing for payment of the aforesaid to be received by Buyer.

(c)                                  Subject to the foregoing, Seller shall maintain the Property until Closing in substantially the condition the same now is, reasonable wear and tear and damage by fire or casualty excepted.

15.                               Default.  If Buyer defaults under the terms of this Agreement, the Deposit shall be retained by the Seller as liquidated damages in lieu of all other remedies available to Seller at law or in equity for such default.  Buyer acknowledges that these liquidated damages represent a fair approximation of Seller’s actual damages and are in no way intended as a penalty.  The receipt of these damages shall be Seller’s sole and exclusive remedy and satisfaction for such default; and upon such receipt, this Agreement shall be null and void and of no further force or effect whatsoever.  If Closing shall occur, the Deposit and all interest earned thereon shall be applied to the Purchase Price.  If Buyer brings a specific performance action or other action or if either party brings an action to recover the Deposit or the Liquidated Damages Amount, the non-prevailing party shall (notwithstanding the “exclusive remedies” language set forth in this paragraph) pay the prevailing party’s reasonable legal fees, disbursements and court costs expended to obtain a judgment.  If Closing does not occur as a result of the default by the Seller, then Buyer shall, at its option, have the right to elect specific performance or to cancel this Agreement and obtain the return of the Deposit.  In the event that specific performance is not available to Buyer, Buyer may proceed against Seller for actual damages, provided however, that in no event shall Buyer be entitled to consequential, special, incidental, indirect or other such damages.

16.                               Limitation on Liability.  No shareholder, officer, director, employee or agent of or consultant to Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Seller for the satisfaction of any claims hereunder or in connection with the affairs of Seller.  Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds thereof.  Buyer shall have no recourse against any other property or assets of Seller, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller (collectively, “Seller Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller.  Except as otherwise expressly set forth in this Section 16, neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Buyer’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise.  Buyer shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof.  The provisions of this Section shall survive the Closing or the termination of this Agreement.

No shareholder, officer, director, employee or agent of or consultant to Buyer shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Buyer for the satisfaction of any claims hereunder or in connection with the affairs of Buyer.  Furthermore, Buyer’s liability under this Agreement is explicitly limited to Buyer’s interest in the Property, including any proceeds thereof.  Seller shall have no recourse against any other property or assets of Buyer, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Buyer (collectively, “Buyer Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Buyer.  Except as otherwise expressly set forth in this Section 16, neither Buyer nor any Buyer Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Seller’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise.  Seller shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Buyer or any Buyer Parties other than Buyer’s interest in the Property or any proceeds thereof.  Nothing contained herein is intended to limit any recovery under the Note, Mortgage or any guaranty thereof.  The provisions of this Section shall survive the Closing or the termination of this Agreement.

17.                               Brokers.  Seller and Buyer each represents and warrants to the other that it has not dealt with any other broker in this transaction, and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its covenant or representation and warranty in this Section 17 or as a result of suit or claim by the broker for the indemnifying party.  The provisions of this Section 17 shall survive the Closing or earlier termination of this Agreement.

18.                               Merger.  None of the terms of this Agreement shall survive the Closing, except for the provisions of this Agreement which expressly state that they are to survive the Closing.  The delivery of the Quitclaim Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer and the receipt of the full Purchase Price hereunder, subject to adjustments as elsewhere above provided, shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder, except for the obligations on the part of Buyer and Seller under the provisions of this Agreement which expressly state that they are to survive the Closing.

19.                               Severability.  If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

20.                               Assignment.  Buyer may not assign this Agreement without the prior written consent of the Seller and any such prohibited assignment shall be void.

21.                               Successors.  Subject to the provisions of Section 20 immediately above, this Agreement shall inure to the benefit of and be binding upon Seller and Buyer, and each of their successors, executors, administrators, heirs and permitted assigns.

22.                               Integration.  This Agreement constitutes the entire understanding between the parties hereto and the parties shall not be bound by any agreements, understandings or conditions respecting the subject matter hereof other than those expressly set forth and stipulated in this Agreement.

23.                               Waiver.  Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.  No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

24.                               Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles.

25.                               OFAC.

(a)                                 Seller represents and warrants to Buyer that neither Seller nor any affiliate or representative of Seller, nor any Person directly or indirectly holding any legal or beneficial interest of 5% or greater in Seller (collectively “Seller Parties”) is, or at anytime during the term of this Agreement shall be: (i) a Person with whom a United States Person or financial institution established under the laws of the United States is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive order (including without limitation, executive orders and lists published by the United States Office of Foreign Asset Control with respect to “Specially Designated Nationals and Blocked Persons”) or otherwise, (ii) included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten  to Commit, or Support Terrorism, as amended (“Executive Order 13224”), or (iii) in violation of any provisions of the USA Patriot Act, Pub. L. No. 107-56 (the “Patriot Act”).  For purposes of this Section 25,  “Person” means any individual, partnership, corporation, limited liability company, trust or other entity, and “United States Person” means a person that is a citizen or resident of the United States, a corporation, partnership, limited liability company, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.  Seller covenants and agrees to deliver to Buyer any certification or other evidence requested from time to time by Buyer, in its sole discretion, confirming Seller’s compliance with the provisions of this Section.

(b)                                 Buyer represents and warrants to Seller that neither Buyer nor any affiliate or representative of Buyer, nor any Person directly or indirectly holding any legal or beneficial interest whatsoever in Buyer (collectively “Buyer Parties”) is, or at anytime during the term of this Agreement shall be: (i) a Person with whom a United States Person or financial institution established under the laws of the United States is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive order (including without limitation, executive orders and lists published by the United States Office of Foreign Asset Control with respect to “Specially Designated Nationals and Blocked Persons”) or otherwise, (ii) included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in Executive Order 13224 or (iii) in violation of any provisions of the Patriot Act.  Buyer covenants and agrees to deliver to Seller any certification or other evidence requested from time to time by Seller, in its sole discretion, confirming Buyer’s compliance with the provisions of this Section.

26.                               INTENTIONALLY OMITTED.

27.                               Confidentiality.  Seller and Buyer shall, prior to the Closing, maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to Seller or Buyer, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Buyer or Buyer’s assignee or the principals of Seller’s Broker, and such other persons whose assistance is required in carrying out the terms of this Agreement; provided, however, that since Seller is a public company, Seller shall have the right to disclose the terms of this Agreement in its filings with the U.S. Securities and Exchange Commission and file this Agreement as an exhibit in such filings, or in a press release or conference call.  Buyer and Seller agree not to record this Agreement and the recordation of this Agreement shall render it void ab initio.  Buyer shall not at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior written approval of Seller.  Buyer agrees that all documents and information regarding the Property of whatsoever nature made available to it by Seller or Seller’s agents and the results of all tests and studies of the Property (collectively, the “Proprietary Information”) are confidential and Buyer shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property, and only after procuring such person’s agreement to abide by these confidentiality restrictions.  This Section 27 shall survive the Closing or termination of this Agreement

28.                               Notice.  Any notice given pursuant to this Agreement shall be valid only if given in writing and shall be deemed sufficiently given if given by overnight delivery service or hand delivery.  Notices to Seller shall be sufficient if addressed to, or delivered to a person in charge at:

AMAG Pharmaceuticals, Inc.

1100 Winter Street

Waltham, MA  02451

(617) 498-3378

Attn:  Chief Business Officer

With a copy to:

AMAG Pharmaceuticals, Inc.

1100 Winter Street

Waltham, MA  02451

Attn:  General Counsel

And a copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

(617) 570-1995

(617) 523-1231 (fax)

Attn: Andrew C. Sucoff, Esq.

Notices to Buyer shall be sufficient if addressed to:

C.J. Mabardy, Inc.

Mooney Street

Cambridge, MA  02136

Attn:  Chuck Mabardy

With a copy to:

Mary Winstanley O’Connor, Esq.

Krattenmaker O’Connor & Ingber P.C.

One McKinley Square, 5th Floor

Boston, MA  02109

Notices to Escrow Agent shall be sufficient if addressed to or delivered in person to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

(617) 570-1995

(617) 523-1231 (fax)

Attn: Andrew C. Sucoff, Esq.

The date of delivery of any notice provided for in this Agreement shall be the date delivered if sent by overnight delivery service.  The person and place to which notice may be given may be changed from time to time by Seller or Buyer respectively upon written notice to the other, effective five (5) days after delivery of such notice.  Notwithstanding anything herein to the contrary, any notice to be provided hereunder shall be deemed effective and received by a party if delivered by or to counsel for such party by confirmed telecopier transmission.

29.                               Headings.  The headings of the paragraphs of this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement of affect its meaning in any way.

30.                               Business Day.  In the event any date hereunder (including the Closing Date) falls on a Saturday, Sunday or Legal Holiday in the Commonwealth of Massachusetts, the date applicable shall be the next business day.

31.                               Designation Agreement.  Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (collectively, the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.  Bank Counsel is either (i) the person responsible for closing the transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the transaction (as described in the Reporting Requirements).  Accordingly:

(1)                                 Bank Counsel is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the transaction.  Bank Counsel shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the transaction.

(2)                                 Seller and Buyer shall furnish to Counsel to the Bank, in a timely manner, any information requested by Bank Counsel and necessary for Bank Counsel to perform its duties as Reporting Person for the transaction.

(3)                                 Bank Counsel hereby requests Seller to furnish to Bank Counsel Seller’s correct taxpayer identification number.  Seller acknowledges that any failure by Seller to provide Bank Counsel with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law.  Seller hereby certifies to Counsel to the Bank, under penalties of perjury, that its correct taxpayer identification number is: 26-0141856.

(4)                                 Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

In the event that the Bank Counsel is unable to perform the duties required of the Reporting Person, the Buyer shall perform the duties of the Reporting Person; provided that all information that Buyer and Seller are required by Section 31(1) and 31(2) above to furnish to Counsel to the Bank, shall then be furnished to the Buyer.

32.                               Facsimile Signatures. Signatures to this Agreement transmitted by telecopy or by e-mail transmittal of portable document format (PDF) files or similar electronic means shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or e-mailed signature and shall accept the telecopied or e-mailed signature of the other party to this Agreement.

33.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute a single agreement.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound by this writing, have caused this Agreement to be executed the day and year first above written.

SELLER:	AMAG Pharmaceuticals, Inc.

	By:	/s/ Frank E. Thomas
	Name:	Frank E. Thomas
	Title:	Chief Operating Officer

BUYER:	61 Mooney Street LLC

	By:	/s/ Charles J. Mabardy
	Name:	Charles J. Mabardy
	Title:	Manager

ESCROW AGENT:

By:
Name:
Title:

Schedules and Exhibits

Exhibit A — Legal Description

Exhibit B — Deposit Escrow Agreement

Exhibit C — Form of Deed

Exhibit D— Form of Bill of Sale

Exhibit E — List of Required Repairs

Exhibit A

Legal Description

a certain parcel of land situated in Cambridge, Middlesex County, Massachusetts, being shown as Lot B-2 off Mooney Street, shown as “Proposed St.” on a plan entitled “Plan of Land in Cambridge, Mass.” dated September 14, 1967, Frederick P. Stern, Surveyor, Medford, Mass., which plan is recorded with Middlesex County (Southern District) Registry of Deeds as Plan No. 1242 of 1967, being bounded and described as follows:

SOUTHWESTERLY                                                                                by the center line of “Proposed Street”, 211.12 feet;

NORTHWESTERLY                                                                              by land now or formerly of John Spinelli, as shown on said plan, 192.00 feet;

NORTHEASTERLY                                                                                 by land now or formerly of the B & M Railroad, as shown on said plan, 311.93 feet; and

SOUTHEASTERLY                                                                                   by Lot B-1, as shown on said plan, 209.61 feet.

Containing 50,056 F.S. of land, more or less, and all as according to said plan.

Exhibit B

Form of Deposit Escrow Agreement

Escrow Officer:

Escrow No.:

Phone No.:

Facsimile No.:

Date:

TO:                                                     (“Escrow Agent”)

The amount of One Hundred Twenty Five Thousand Dollars ($125,000) (the “Escrow Deposit’) has been deposited with Goodwin Procter LLP (the “Escrow Agent”) under that certain Purchase and Sale Agreement (the “Agreement”), dated October     , 2013 by and between AMAG PHARMACEUTICALS, INC., a Delaware corporation (the “Seller”) and 61 Mooney Street LLC, a Massachusetts limited liability company (“Buyer”)

As escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Deposit in accordance with the following terms and conditions:

1.             You are to hold the Escrow Deposit until: (i) you are in receipt of a joint order by the undersigned Seller and Buyer as to the disposition of the Escrow Deposit; or (ii) you are in receipt of a written demand (the “Demand”) from either Seller or Buyer for the payment of the Escrow Deposit or any portion thereof.  Upon receipt of any Demand, you are directed to so notify the other party, enclosing a copy of the Demand.  If within five (5) days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, you have not received from the non-demanding party its notice of objection to the Demand, then you are to disburse the Escrow Deposit as requested by the Demand.  Upon receipt of the notice of objection from the non-demanding party, the Escrow Agent shall promptly give a copy of such objection to the demanding party.  If within said five-day period you receive from the non-demanding party its notice of objection to the Demand, then you are to continue to hold the Escrow Deposit until either (i) litigation is commenced between the Seller and Buyer, or (ii) you are in receipt of a joint order as aforesaid, but after sixty (60) days you may deposit the Escrow Deposit with a Court of competent jurisdiction and notify the Seller and Buyer in writing that it has deposited the Escrow Deposit with such Court.

2.             Notwithstanding the foregoing, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any Court, and in case you obey or comply with any such order, judgment or decree of any Court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated.  In case of any suit or proceeding regarding these Escrow Instructions, to which you are or may at any time be a party, the undersigned Seller and Buyer agree that the non-prevailing party shall pay to you upon demand all reasonable costs and expenses incurred by you in connection herewith.  Each of Buyer and Seller acknowledges that Escrow Agent is acting as counsel for Seller and that any conflict arising from such representation is hereby waived.  Escrow Agent shall in no event be disqualified from representing Seller hereunder and shall be entitled to deposit the escrow established hereunder with mutually acceptable national title insurance company, or if no agreement can be reached, with a court of competent jurisdiction and be relieved of all further liability or obligation hereunder.

3.             Any escrow fee to be charged by you is to be borne equally by the undersigned Seller and Buyer.

4.             As escrowee, you shall invest the Escrow Deposit in a non-interest bearing client funds accounts.

5.             All notices or other Communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for Seller, Buyer and escrowee as herein provided in the Agreement.  A notice is given on the date it is personally delivered, sent by overnight courier or facsimile transmission, or deposited with the United States Mail for delivery as aforesaid.  A notice is received on the date it is personally delivered, the day after sent if sent by overnight courier or facsimile transmission or, if sent by mail as aforesaid, on the date noted on the return receipt.

6.             This Escrow Agreement is being entered into to implement the Agreement and shall not (nor be deemed to) amend, modify or supersede the Agreement or act as a waiver of any rights, obligations or remedies set forth therein; provided, however, that you may rely solely upon these Escrow Instructions.

7.             Except as otherwise provided herein with respect to escrowee, no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other parties.  This Escrow Agreement shall inure to the benefit of and be binding upon the Escrow Agent, Buyer and Seller and their respective successors and assigns.

8.             This Escrow Agreement shall be construed under and in accordance with the laws of the Commonwealth of Massachusetts.

9.             This Escrow Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that Escrow Agent, Buyer and Seller are not signatory to the same counterpart.

[Remainder of page left intentionally blank]

Agreed and Acknowledged this        day of October, 2013.

SELLER:	AMAG Pharmaceuticals, Inc.

By:
	Name:	Frank E. Thomas
	Title:	Chief Operating Officer

BUYER:	61 Mooney Street LLC

By:
Name:
Title:

ESCROW AGENT:

By:
Name:
Title:

Exhibit C

Form of Deed

Return to:

61 Mooney Street LLC

c/o C.J. Mabardy, Inc.

Cambridge, MA 02138

DEED

AMAG PHARMACEUTICALS, INC. (f/k/a Advanced Magnetics, Inc.), a Delaware corporation with an address of 1100 Winter Street, Waltham, Massachusetts 02451 in consideration of ONE MILLION NINE HUNDRED NINETY THOUSAND and 00/100 DOLLARS ($1,990,000.00), grants to 61 MOONEY STREET LLC, a Massachusetts limited liability company with an address at 51 Mooney Street, Cambridge, MA  02138 WITH QUITCLAIM COVENANTS, a certain parcel of land situated in Cambridge, Middlesex County, Massachusetts, being shown as Lot B-2 off Mooney Street, shown as “Proposed St.” on a plan entitled “Plan of Land in Cambridge, Mass.” dated September 14, 1967, Frederick P. Stern, Surveyor, Medford, Mass., which plan is recorded with Middlesex County (Southern District) Registry of Deeds as Plan No. 1242 of 1967, being bounded and described as follows:

SOUTHWESTERLY                                                                                by the center line of “Proposed Street”, 211.12 feet;

NORTHWESTERLY                                                                              by land now or formerly of John Spinelli, as shown on said plan, 192.00 feet;

NORTHEASTERLY                                                                                 by land now or formerly of the B & M Railroad, as shown on said plan, 311.93 feet; and

SOUTHEASTERLY                                                                                   by Lot B-1, as shown on said plan, 209.61 feet.

Containing 50,056 F.S. of land, more or less, and all as according to said plan.

These premises are conveyed subject to and with the benefit of easements, rights of way and restrictions of record insofar as the same are now in force and applicable.

For grantor’s title see deed of Petroferm Research, Inc. dated October 10, 1986, recorded with the Middlesex County (Southern District) Registry of Deeds at Book 17491, Page 157.

The conveyance hereunder is not a sale of all or substantially all of the assets of AMAG Pharmaceuticals, Inc. located within the Commonwealth of Massachusetts.

Property Address:  61 Mooney Street, Cambridge, MA  02138

[REMAINDER OF DOCUMENT INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, said AMAG Pharmaceuticals, Inc. has caused these present to be executed, acknowledged and delivered in its name and behalf under seal by its officer hereunto duly authorized as of this          day of October, 2013.

AMAG PHARMACEUTICALS, INC. a Delaware corporation

By:

COMMONWEALTH OF MASSACHUSETTS

County of

On this            day of October, 2013, before me, the undersigned notary public, personally appeared, proved to me through satisfactory evidence of identification, which were                                 , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as President for AMAG Pharmaceuticals, Inc., a corporation.

Notary Public:
My Commission Expires:

Exhibit D

Form of Bill of Sale

This BILL OF SALE is made as of this      day of October, 2013 from AMAG PHARMACEUTICALS, INC., a Delaware corporation, having an address of 1100 Winter Street, Waltham, MA 02541 (the “Seller”) to 61 MOONEY STREET LLC, a Massachusetts corporation, having an address of 51 Mooney Street, Cambridge, MA 02138 (the “Purchaser”).

In connection with the conveyance of the real property described on Exhibit A attached hereto (the “Real Property”), and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby conveys, transfers, sets over and assigns to Purchaser and its successors and assigns, in “AS-IS” condition without any representations or warranties whatsoever, all of Seller’s right, title and interest in and to (a) all furniture, personal property, machinery, apparatus, and equipment situated on the Real Property and (b) all transferable warranties, permits, consents, authorizing licenses and approvals and other intangible personal property pertaining to the Real Property or the improvements located thereon.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as an instrument under seal as of the date first above written.

AMAG PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

Exhibit A to Bill of Sale

A certain parcel of land situated in Cambridge, Middlesex County, Massachusetts, being shown as Lot B-2 off Mooney Street, shown as “Proposed St.” on a plan entitled “Plan of Land in Cambridge, Mass.” dated September 14, 1967, Frederick P. Stern, Surveyor, Medford, Mass., which plan is recorded with Middlesex County (Southern District) Registry of Deeds as Plan No. 1242 of 1967, being bounded and described as follows:

SOUTHWESTERLY                                                                                by the center line of “Proposed Street”, 211.12 feet;

NORTHWESTERLY                                                                              by land now or formerly of John Spinelli, as shown on said plan, 192.00 feet;

NORTHEASTERLY                                                                                 by land now or formerly of the B & M Railroad, as shown on said plan, 311.93 feet; and

SOUTHEASTERLY                                                                                   by Lot B-1, as shown on said plan, 209.61 feet.

Containing 50,056 F.S. of land, more or less, and all as according to said plan.

These premises are conveyed subject to and with the benefit of easements, rights of way and restrictions of record insofar as the same are now in force and applicable.

Signature Page to Agreement of Sale

Exhibit E

List of Required Repairs

•                  Remove the hood vent assembly from the west side (elevated portion) of the roof.

•                  Cap the vents on the northeast side of the roof by placing rubber boots over each opening.

•                  Repair the base of the exterior metal door into the warehouse portion of the building.